Exhibit G-2





                            CO-MANAGEMENT AGREEMENT

                           dated as of August 1, 2006

                                  BY AND AMONG

                     SPECIAL VALUE CONTINUATION FUND, LLC,
                      a Delaware limited liability company

                       TENNENBAUM CAPITAL PARTNERS, LLC,
                      a Delaware limited liability company

                                      AND

                         BABSON CAPITAL MANAGEMENT LLC
                      a Delaware limited liability company

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.     General Duties of the Co-Manager.....................................1

2.     Compensation of the Co-Manager.......................................3

3.     Duty of Care and Loyalty.............................................3

4.     Indemnification......................................................4

5.     Duration and Termination.............................................5

6.     Amendment of this Agreement; Assignment..............................6

7.     Notices..............................................................7

8.     Binding Nature of Agreement: Successors and Assigns..................7

9.     Entire Agreement.....................................................7

10.    Costs and Expenses...................................................8

11.    Titles Not to Affect Interpretation..................................8

12.    Provisions Separable.................................................8

13.    Books and Records....................................................8

14.    Governing Law........................................................8

15.    Execution in Counterparts............................................8

                            CO-MANAGEMENT AGREEMENT

         CO-MANAGEMENT AGREEMENT (this "Agreement"), dated as of August 1, 2006, among Special Value Continuation Fund, LLC (the "Company"), a Delaware limited liability company, Tennenbaum Capital Partners, LLC (the "Investment Manager"), a Delaware limited liability company, SVCF/GP, LLC, a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, and Babson Capital Management LLC (the "Co-Manager" or "Babson"), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Operating Agreement of the Company, dated as of --, 2006 (as the same may be amended from time to time, the "Operating Agreement").

         1. General Duties of the Co-Manager.

         (a) The Co-Manager agrees, for the compensation set forth in Section 2 below and to the extent reasonably requested by the Investment Manager, to assist the Investment Manager in performing its duties under the Investment Management Agreement, dated as of the date hereof (the "Investment Management Agreement"), between the Company and the Investment Manager and to act as Co-Manager to the Company with respect to the Investments (as defined in the Investment Management Agreement) and to perform any other duties and functions contemplated by this Agreement to be performed by the Co-Manager, in each case, in the manner contemplated by this Agreement. The Co-Manager will provide advice to the Investment Manager, but will not exercise investment discretion with respect to the Assets of, or otherwise manage, the Company.

         (b) The Co-Manager shall make available to the Investment Manager one
(1) investment professional selected by the Co-Manager and reasonably acceptable to the Investment Manager to serve as a voting member of the Investment Manager's Investment Committee (as defined in the Investment Management Agreement) which shall be principally responsible for advising the Company with respect to the Investments. The Co-Manager and the Investment Manager agree that the Investment Committee shall consist initially of eighteen
(18) persons (such number being subject to increase or decrease at any time in the sole discretion of the Investment Manager) and that any approval by the Investment Manager of the acquisition or sale by the Company of any Investment (other than short-term Investments in high quality debt, securities maturing in less than 367 days or investment funds whose portfolios at all times have an effective duration of less than 367 days and other than hedging and risk management transactions) shall require a majority vote of the voting members of the Investment Committee, the number of voting members being subject to increase or decrease at any time in the sole discretion of the Investment Manager. The Co-Manager's initial member of the Investment Committee shall be Richard E. Spencer II. So long as such individual serves on the Investment Committee, such individual shall receive assistance from other of the Co-Manager's investment professionals reasonably acceptable to the Investment Manager. Additional employees of the Co-Manager who are reasonably acceptable to the Investment Manager may serve from time to time as substitutes for the Co-Manager's member of the Investment Committee. Notwithstanding the foregoing, the Co-Manager agrees to make available to the Investment Manager additional investment professionals to serve on the Investment Committee to the extent required by the terms of the Investment Management Agreement and to have such additional investment professionals subsequently removed from the Investment Committee as provided for in the Investment Management Agreement. The Co-Manager and the Investment Manager agree that (i) such additional investment professionals shall be experienced employees of Babson or an Affiliate of Babson who are reasonably acceptable to the Investment Manager and (ii) in no event shall Babson be obligated to provide more than a total of three (3) investment professionals to serve on the Investment Committee at any time.

         (c) The Co-Manager will bear certain expenses in connection with the performance of its duties as the Co-Manager to the Company, including, without limitation, compensation of, and office space for, the Co-Manager's officers and employees involved in investment and economic research, trading and investment advice for the Company, and legal, tax and accounting expenses and filing fees which are not related to the performance of its duties under this Agreement. Notwithstanding the foregoing, and subject to review by the Board, the Company will bear costs and expenses of the Co-Manager as set forth in
Section 9 of the Operating Agreement, which may not be amended without the Co-Manager's written consent. The Co-Manager shall maintain complete and accurate records with respect to costs and expenses and shall furnish the Board with receipts or other written vouchers with respect thereto upon request of the Board; provided, however, that any expenses incurred by the Co-Manager pursuant to Section 9 of the Operating Agreement shall be approved in advance by the Investment Manager.

         (d) The Co-Manager shall give the Company and the Investment Manager the benefit of its best judgment and effort in rendering the services required hereunder, but neither the Co-Manager nor any of its Affiliated Persons shall be liable for any act or omission or for any loss sustained by the Company in connection with the matters to which this Agreement relates except to the extent provided in Section 3 hereof.

         (e) Nothing in this Agreement shall prevent the Co-Manager or any director, officer, employee or other Affiliated Person of the Co-Manager from acting as an investment adviser, investment manager or in any similar capacity for any other Person, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Co-Manager or any of its directors, officers, employees or other Affiliate Persons from buying, selling or trading any securities or other property for its or their own accounts or for the accounts of others for whom it or they may be acting.

         (f) It is expressly understood by the Company and the Investment Manager that the Co-Manager presently serves, and will in the future serve, as investment adviser to other investment entities with investment objectives similar to those of the Company. Investment opportunities made available to the Co-Manager that would be appropriate for both the Company and such other entities may be offered by the Co-Manager to such other entities to the exclusion of, or in addition to, the Company. The Co-Manager is an indirect, wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company ("MassMutual"). The Co-Manager and MassMutual are parties to an order of the United States Securities and Exchange Commission (the "SEC") granting exemptions from the limitations of Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder (the "MassMutual 17(d) Order") to the extent necessary to permit MassMutual and two registered investment companies (the "Registered Funds") and private investment funds for which the Co-Manager or

MassMutual serves as investment advisor to co-invest in securities acquired in private placements. In accordance with the terms of the MassMutual 17(d) Order, MassMutual and its Affiliates, including the Co-Manager, are required to offer to each of the Registered Funds an opportunity to co-invest in certain private placements that MassMutual or its Affiliates intend to make, up to an amount equal to the aggregate amount of any such private placement to be purchased directly or indirectly by MassMutual. If any co-investor with the Registered Funds proposes to dispose of some or all of its investment, each Registered Fund must be offered an opportunity to dispose of its own investment, proportionately, on the same terms. Unless the MassMutual 17(d) Order and the similar exemptive order for which the Company has applied are appropriately amended, the Company will be unable to invest in such private placements and, even thereafter, in certain circumstances, may also be unable to purchase other securities of the same issuer or its Affiliates. Although the Company may be permitted to co-invest with the Registered Funds in compliance with its own exemptive order and the MassMutual 17(d) Order, if so amended, any additional purchases, dispositions, exercises of rights and other actions in respect of such private placements and such other securities would also be subject to the Company's exemptive order and the MassMutual 17(d) Order, and, as such, may be constrained or otherwise affected by the Company's exemptive order and the MassMutual 17(d) Order. The Company intends to comply fully with its own exemptive order and the MassMutual 17(d) Order.

         (g) For all purposes of this Agreement, the Co-Manager shall be deemed to be an independent contractor and, unless otherwise provided herein or specifically authorized by the Company from time to time, shall have no authority to act for or represent the Company.

         2. Compensation of the Co-Manager. As compensation for its services hereunder, the Co-Manager shall be entitled to receive:

                  (a) From the Investment Manager, an amount equal to 10% of the compensation actually paid to the Investment Manager pursuant to
         Section 6 of the Investment Management Agreement (the "Co-Manager
         Fee").

                  (b) From SVCF/GP, LLC, a company wholly-owned by the Investment Manager, affiliates thereof and the Co-Manager, the Co-Manager's percentage interest in the profits of SVCF/GP, LLC actually received by SVCF/GP, LLC from any Series S Preferred Stock of the Company held by SVCF/GP, LLC.

         3. Duty of Care and Loyalty. Except as otherwise required by law, neither the Co-Manager nor any of its Affiliated Persons, directors, officers, employees, shareholders, managers, members, assigns, representatives or agents (each, an "Indemnified Person" and, collectively, the "Indemnified Persons") shall be liable, responsible or accountable in damages or otherwise to the Investment Manager, the Company, any Member or any other Person for any loss, liability, damage, settlement cost, or other expense (including attorneys' fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by such Indemnified Person (other than solely in such Indemnified Person's capacity as a Member, if applicable) in connection with the establishment, management or operations of the Company or the management of its Assets (including those in connection with serving on boards of directors of, or creditors' committees for, any Portfolio Company) except that the Co-Manager shall be liable to the Company or any Member, as the case may be, if such act or failure to act arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of an Indemnified Person's duty to the Company or such Member, as the case may be (such conduct, "Disabling Conduct"). Subject to the foregoing, all such Persons shall look solely to the Assets (including, without limitation, the Unfunded Commitments) for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any Indemnified Person is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such Indemnified Person shall not, on account thereof, be held to any personal liability.

         4. Indemnification.

         (a) To the fullest extent permitted by applicable law, each of the Indemnified Persons shall be held harmless and indemnified by the Company (out of the Assets and not out of the separate assets of any Member) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Person may be or may have been involved as a party or otherwise (other than as authorized by the Directors, as the plaintiff or complainant) or with which such Indemnified Person may be or may have been threatened, while acting in such Person's capacity as an Indemnified Person, except with respect to any matter as to which such Indemnified Person shall not have acted in good faith in the reasonable belief that such Person's action was in the best interest of the Company or, in the case of any criminal proceeding, as to which such Indemnified Person shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that an Indemnified Person shall only be indemnified hereunder if (i) such Indemnified Person's activities do not constitute Disabling Conduct and (ii) there has been a determination (a) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such Indemnified Person is entitled to indemnification or, (b) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are neither "interested persons" of the Company (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding, that the Indemnified Person is entitled to indemnification (the "Disinterested Non-Party Directors"), or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion that concludes that the Indemnified Person should be entitled to indemnification. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Directors. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.

         (b) The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the Indemnified Person of the Indemnified Person's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the Indemnified Person shall provide adequate security for his undertaking, (ii) the Company shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification.

         (c) The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which he may be lawfully entitled.

         (d) Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or other person may also be a Director.

         5. Duration and Termination.

         (a) This Agreement shall become effective as of the time at which the Company registers as an investment company with the Securities and Exchange Commission and, unless sooner terminated by the Company, the Co-Manager or Investment Manager as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Company for successive periods of 12 months, provided such continuance is specifically approved at least annually by both
(i) the vote of a majority of the Board or the vote of the holders of a majority of the outstanding voting securities of the Company at the time outstanding and entitled to vote, and (ii) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Company at any time, without the payment of any penalty, upon giving the Co-Manager 60 days' notice (which notice may be waived by the Co-Manager), provided that such termination by the Company shall be directed or approved by the vote of a majority of the Directors of the Company in office at the time or by the vote of the holders of a majority of the voting securities of the Company at the time outstanding and entitled to vote, or by the Co-Manager on 60 days' written notice (which notice may be waived by the Company). This Agreement will also immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the Investment Company Act.

         (b) This Agreement may be terminated by the Investment Manager without penalty or liability on the part of the Investment Manager or the Company upon thirty (30) days' prior written notice to the Co-Manager (which notice may be waived by the Co-Manager), if it is determined by a final adjudication (after all appeals and the expiration of the time to appeal) of a court of competent jurisdiction that the Co-Manager has committed fraud, willful misconduct, gross negligence or criminal conduct constituting a felony in the performance of its obligations under this Agreement.

         (c) This Agreement may be terminated by the Co-Manager without penalty or liability on the part of the Co-Manager upon thirty (30) days' prior written notice to the Company and the Investment Manager in the event that the Company or the Investment Manager fails to pay, reimburse for or satisfy a material portion of the compensation payable to the Co-Manager as provided herein or any material indemnification obligation of the Company as provided herein. The Investment Manager shall give prompt written notice of any such notice of termination to Moody's and S&P.

         (d) Upon any termination of this Agreement pursuant to this Section 5:

                   (i) The Co-Manager shall have the right, no sooner than thirty (30) days prior to the effective date of such termination, to inform investors who hold either the debt or equity of the Company and any rating agencies rating such debt and other interested parties of such termination.

                   (ii) The Co-Manager shall be entitled to receive the Co-Manager Fee through the effective date of such termination.

                   (iii) The members of SVCF/GP, LLC (other than the Co-Manager) shall have the right to purchase, on a pro rata or such other basis as they may determine, or to arrange for the purchase of, the Co-Manager's interest in SVCF/GP, LLC at the fair market value of such interest, as determined by good faith negotiations between the Co-Manager and the other members of the SVCF/GP, LLC. If such Persons cannot in good faith agree on the fair market value of the Co-Manager's interest in the SVCF/GP, LLC within thirty (30) days of termination of this Agreement, the members of the SVCF/GP, LLC (other than the Co-Manager), on the one hand, and the Co-Manager, on the other hand, shall each select an arbitrator, and the arbitrators, as so selected, shall attempt to agree upon such fair market value. If the two arbitrators so selected cannot agree within thirty (30) days of their selection on such fair market value, they shall jointly select a third arbitrator who shall within thirty (30) days after his or her selection make such determination which shall be binding on all parties.

         6. Amendment of this Agreement; Assignment. No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

         7. Notices. Unless expressly provided otherwise herein, any notice, request, direction, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received if sent by hand or by overnight courier, when personally delivered, if sent by telecopier, when receipt is confirmed by telephone, or if sent by registered or certified mail, postage prepaid, return receipt requested, when actually received if addressed as set forth below:

         (a) If to the Company:

             Special Value Continuation Fund, LLC
             Attn: Mark K. Holdsworth
             2951 28th St., Suite 1000
             Santa Monica, CA  90405
             Tel:  (310) 566-1005
             Fax:  (310) 566-1010

         (b) If to the Investment Manager:

             Tennenbaum Capital Partners, LLC
             Attn:  Howard M. Levkowitz
             2951 28th St., Suite 1000
             Santa Monica, CA 90405
             Tel:  (310) 566-1004
             Fax:  (310) 566-1010

         (c) If to the Co-Manager:

             Babson Capital Management LLC
             Attn:  Richard E. Spencer II
             1500 Main Street, Suite 2800
             Springfield, MA 01115
             Tel:  (413) 226-1649
             Fax:  (413) 226-1698

Any party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 7.

         8. Binding Nature of Agreement: Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument signed by the party against which the enforcement of the amendment, waiver or discharge is sought. Any amendment of this Agreement shall be subject to the 1940 Act. The Company shall promptly provide a copy of any such amendment or waiver to S&P and Moody's.

         10. Costs and Expenses. The costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation, preparation and execution of this Agreement, and all matters incident thereto, shall be borne by the Company.

         11. Titles Not to Affect Interpretation. The titles of sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

         12. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by applicable law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

         13. Books and Records. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Co-Manager hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company or the Investment Manager any such records upon the Company's or Investment Manager's request. The Co-Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act the records required to be maintained by Rule 31a-1 under the Investment Company Act.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and, to the extent inconsistent therewith, the 1940 Act.

         15. Execution in Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                       SPECIAL VALUE CONTINUATION FUND, LLC


                                       By: /s/ Howard M. Levkowitz
                                          -----------------------------------
                                          Howard M. Levkowitz
                                          Chief Executive Officer


                                       TENNENBAUM CAPITAL PARTNERS, LLC

                                       By: TENNENBAUM & CO., LLC, its Managing
                                             Member


                                       By: /s/ Mark K. Holdsworth
                                          -----------------------------------
                                          Mark K. Holdsworth
                                          Member


                                       BABSON CAPITAL MANAGEMENT LLC


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title: